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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the use of our name in the Annual Report to Shareholders of Seagull Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1995 (the "Annual Report") in Note 7, Supplemental Gas and Oil Producing Activities, of Notes to Consolidated Financial Statements. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (the "Form 10-K") incorporates by reference the Annual Report. We further consent to the use of our name under the heading "Exploration and Production" of Item 1 in the Form 10-K and the incorporation by reference of the Form 10-K into the Company's registration statements on Form S-8 (Nos. 2-72014, 2-80834, 33-14463, 33-43483, 33-50643, 33-50645 and
33-64041), Forms S-8 and S-3 (Nos. 2-93087 and 33-22475) and Form S-3 (Nos.
33-53729, 33-65118 and 33-64051).



                         /s/ DeGOLYER AND MacNAUGHTON
                         DeGOLYER AND MacNAUGHTON


Dallas, Texas
March 19, 1996